Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002
Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Bruce N. Haase, President and Chief Executive Officer, and David A. Clarkson, Chief Financial Officer of Extended Stay America, Inc., each certifies with respect to the annual report of Extended Stay America, Inc. on Form 10-K for the year ended December 31, 2020 (the “Report”) that, to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Extended Stay America, Inc.

February 25, 2021	/s/ Bruce N. Haase
Bruce N. Haase
President and Chief Executive Officer

February 25, 2021	/s/ David A. Clarkson
David A. Clarkson
Chief Financial Officer